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                                                                     Exhibit 4.4

                           MINUTES OF THE MEETING OF
                             THE BOARD OF DIRECTORS
                       OF CORPUS CHRISTI BANCSHARES, INC.
                                      HELD

                                OCTOBER 18, 1995


A meeting of the Board of Directors of Corpus Christi Bancshares, Inc., of Corpus Christi, Texas (the "Corporation") was held on October 18, 1995, at 3:00 p.m. with the following Directors and Advisory Directors (*) present:

           Marvin L. Berry                            Jack Powers
           John C. Brooke                             John J. Sloan, M.D.*
           J.B. Clark                                 Roscoe M. Smith
           Joe R. DeLeon, Jr.                         Jon C. Spradley*
           Roy M. Grassedonio                         L. L. Woodman, Jr.
           Stephen R. Karp                            John T. Wright, Jr.
           R. Jay Phillips                            John T. Wright, III

Also in attendance were Jace C. Hoffman, Secretary of the Corporation; Jimmy M. Knioum, Treasurer of the Corporation; Philip E. Brickley, Assistant Secretary of the Corporation; Darla R. Perez, Assistant Secretary of the Corporation; Richard K. Kneipper of the law firm of Jones, Day, Reavis & Pogue, Dallas, Texas, special legal counsel to the Corporation; and Fred Baker and Fred Schwartz of the FinSer Corporation, San Antonio, Texas, financial advisors to the Corporation.

There being a quorum of the Board, the meeting was called to order by the Chairman of the Board, John T. Wright, Ill, and declared open for business as required by the Bylaws of the Corporation.

The minutes of the following meetings were presented for approval:

         1.      Board of Directors meeting held on September 20, 1995.

         2.      Executive Committee meeting held on September 6, 1995.

There being no additions or corrections to the minutes presented, Mr. Wright, Jr. moved that the minutes of the above listed meeting be approved as written with ratification of the various committee actions. The motion was seconded by Mr. Smith and unanimously approved.
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Mr. Phillips then circulated to the Board copies of five financial schedules that were provided by Don Latin, President of D. Latin and Company, Inc., for the purposes of presenting his quarterly analysis of the Corporation's stock performance as compared to other financial institutions. Mr. Phillips reviewed with the Board each of the schedules. In addition, Mr. Latin made the following comments, among others, via telephone conference: Schedule 1 - Corpus Christi Bancshares, Inc. and Subsidiaries Consolidated Statements of Income (1993, 1994); Schedule 2 - the projections are not available at this time;
Schedule 3 - the Corporation is at a lower price/earnings ratio (11.1x) than the other comparables, and dividend yields ranged from 1.8% to 3.9%, with the Corporation at 1.9%; Schedule 4 -return on average equity - the Corporation is third, which is impacted by tax liabilities; equity to total assets - the Corporation is second; loan to deposits the Corporation is fourth with indications pointing to increasing loan volume, thus improving the spread; and
Schedule 5 -four bank transactions as detailed (Tanglewood Bancshares, Tomball National Bancshares, Quest Star Bank and La Porte State Bank). Mr. Latin noted that the transactions were at or near a price/earnings ratio of nine or better. A copy of Mr. Latin's schedules is attached and made a permanent portion of these minutes.

Mr. Phillips introduced Mr. Kneipper. Mr. Kneipper made a detailed presentation to the Board regarding additional shareholder protections that could be obtained by the adoption by the Corporation of a shareholder rights plan. A copy of Mr. Kneipper's presentation had previously been sent on October 5, 1995 to each of the Directors for their review. Mr. Kneipper's presentation supplemented and expanded upon his presentation on rights plans at the last board meeting on September 20, 1995. Mr. Kneipper's presentation, a copy of which is attached and made a permanent portion of these minutes, included the following: Mr. Kneipper discussed the definition of a "shareholder rights plan". The term "shareholder rights plan" (which is sometimes called a "poison pill") is used generically to describe a right that is intended to have no effect on the issuing corporation or its shareholders unless triggered by an attempt to take control of the issuing corporation on inadequate terms or by coercive means. The rights are redeemable by the directors at a nominal price prior to the occurrence of specified triggering events. This redemption right provides flexibility to the board of directors to respond to the particular facts of any given situation. Most shareholder rights plans have the following in common: (1) the plans are designed to reduce a corporation's vulnerability to identified types of potentially coercive takeover practices or takeover bids that are inadequate or otherwise inconsistent with interests of the corporation or its shareholders; (2) the plans are designed to encourage potential acquirers to negotiate with a corporation's board of directors and to enhance the bargaining position of the board of directors in any such negotiations; (3) the plans are designed to provide a means by which a corporation may, under appropriate circumstances, be able to keep a hostile bidder at bay
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while pursuing, developing and implementing a course of continued independence or to provide superior value to shareholders; and (4) upon being triggered, the rights issued under a rights plan become nonredeemable and entitle the holders thereof (other than the bidder) to purchase common stock of the target corporation or equity securities of the acquirer at a substantial discount.

Mr. Kneipper then discussed the following limitations of shareholder rights plans: (1) they are not an absolute deterrent - shareholder rights plans are not intended to, and do not, deter a fully priced and financed cash offer for all of a corporation's stock that is consistent with the best interests of the corporation and its shareholders; (2) they are often opposed by activist shareholders-shareholder rights plans have been criticized on various grounds, including as being indicative of an entrenchment motive, and may increase the risk of a proxy contest; and (3) they need to be re-evaluated as circumstances change - if a bid were received, the board would have to determine whether it constituted a danger to corporate policy and effectiveness and, if so, whether not redeeming the rights, or modifying them in some way, would be a reasonable response to the perceived threat.

Mr. Kneipper then discussed the types and development of rights plans, including the basic flip-in/flip-over plan. He explained that in the flip-in/flip-over plan the issuing company distributes rights to shareholders as a dividend on its common stock. Unless triggered, rights are not exercisable and trade with the shares of common stock. If a bidder crosses a specified ownership threshold, the rights entitle holders (other than the bidder) to buy shares of the company at a reduced price ("flip-in") or, if the bidder crosses a specified ownership threshold and the company is merged or its assets are sold, the rights entitle holders to buy shares of the surviving or purchasing company at a reduced price ("flip-over"). Because the rights are redeemable by the issuing company at a nominal price prior to becoming exercisable, they are intended to deter a bidder from crossing the specified ownership threshold without first negotiating an acceptable transaction with the company's board of directors that includes a redemption or modification of the rights. Mr. Kneipper also discussed the other types of rights plans, current trends in rights plans, the operation of a rights plan, including the exercise price, triggering event thresholds, desirability of "adverse person" provision, redemption, amendment, and exchange; and corporate authority to adopt a rights plan, including Texas corporate law, compliance with the Corporation's Amended Articles of Incorporation, compliance with federal securities laws, compliance with AMEX requirements, compliance with state securities laws, and compliance with applicable bank regulations. Mr. Kneipper also responded to numerous questions from the Directors.
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Mr. Phillips then introduced Mr. Baker and Mr. Schwartz.  On behalf of FinSer
Corporation ("FinSer"), Messrs. Baker and Schwartz delivered to each of the Directors a copy of FinSer's Twelve Year Plan as of June 30, 1995 for the Corporation and FinSer's report dated October 18, 1995 entitled "Shareholder Rights Plan/Exercise Price Analysis," copies of which are attached and made a permanent portion of these minutes. Messrs. Baker and Schwartz presented, analyzed and discussed with the Directors the detailed financial information set forth in their report and in slides that excerpted portions of such information, including comparisons to book value multiples, price-to-earnings multiples for Texas bank stocks and regional bank stocks. On the basis of their report and discussion, Messrs. Baker and Schwartz recommended to the Board that $50.00 per share of Common Stock would be an appropriate exercise price for a rights plan adopted by the Corporation. Messrs. Baker and Schwartz then responded to numerous questions from the Directors, after which they and Mr. Kneipper excused themselves from the meeting.

After a thorough discussion on the advantages and disadvantages of a rights plan, and the Corporation's vulnerability to coercive takeover practices or takeover bids that are inadequate or otherwise inconsistent with the interests of the Corporation and its shareholders. Mr. Phillips then presented the following resolutions to the Board of Directors in connection with the adoption by the Corporation of a rights plan:

Authorization of Rights Agreement and Rights to Purchase Common Shares

         RESOLVED: that the issuance by the Corporation of rights to purchase shares of Common Stock, par value $5.00 per share ("Common Shares"), of the Corporation, as presented and discussed at this meeting, be, and it hereby is, determined to be in the best interests of the Corporation and its shareholders and a reasonable response to the threat of inadequate or coercive takeover bids or practices to which the Board of Directors of the Corporation perceives the Corporation to be vulnerable.

         RESOLVED: that the form of Rights Agreement which has been presented to this meeting (the "Rights Agreement") with such additions, delegations or modifications from such form as have been approved at this meeting be, and it hereby is, approved and ordered placed in the minute book for the Corporation.

         RESOLVED: that the President and Chief Executive Officer, the Treasurer and the Secretary of the Corporation (collectively, the "Proper Officers"), be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute the Rights Agreement with such additions, deletions or modifications to or from the
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         form thereof presented to this meeting as have been approved at this meeting, and with such other additions, deletions or modifications to or from such form as the Proper Officer or Proper Officers executing the same shall approve at the recommendation of, or after consulting with, the Corporation's legal and financial advisors, and to deliver the same to the Rights Agent thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Corporation.

         RESOLVED: that the Corporation be, and it hereby is, authorized and directed to issue to the holder of each Common Share outstanding on the Record Date (as hereinafter defined) and thereafter as set forth in the Rights Agreement one right (a "Right") initially representing the right to purchase one Common Share, which Right shall be issued pursuant to, and governed by, the terms of the Rights Agreement.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all such action as they or any of them may deem necessary, appropriate or desirable to make the Rights Agreement and the Rights binding and legal obligations of the Corporation in accordance with their terms, and to comply with each and all of the obligations imposed upon the Corporation by the provisions of the Rights Agreement and the Rights which may at any time be outstanding thereunder.

Dividend and Issuance of Rights

         RESOLVED: that the Board of Directors hereby declares that a dividend of one Right for each Common Share be paid at the close of business on November 3, 1995 (the "Record Date") to the holders of record of the Common Shares issued and outstanding at the close of business on such date.

         RESOLVED: that each Common Share (other than a Common Share issued upon exercise of any Right) issued or delivered by the Corporation (whether originally issued or delivered from the Corporation's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (as each of those terms is defined in the Rights Agreement) shall be entitled to and accompanied by one Right and the certificate evidencing such Common Share bear a legend to such effect.
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         RESOLVED:  that the issuance upon exercise of the Rights of a number of additional Common Shares equal to the total of (i) the number of Common Shares issued and outstanding at the close of business on the Record Date, (ii) the number of Common Shares issued (other than a Common Share issued upon the exercise of any Right) after the close of business on the Record but prior to the earlier of the Distribution Date and the Expiration Date, and (iii) upon the occurrence of an event which, in accordance with the Rights Agreement, shall increase the number of Common Shares which may be purchased upon exercise the number of Common Shares which may be purchased upon exercise of the Rights, the number of additional Common Shares which may become so issuable, be, and it hereby is, authorized, and such Common Shares hereby are reserved until such time as they are issued pursuant to the exercise of the Rights or until the Expiration Date; provided, however, that in no event shall such number of such Common Shares, together with all other Common Shares issued and outstanding or held in treasury, exceed the total number of authorized Common Shares.

         RESOLVED: that when the Corporation (i) receives for each Common Share as provided in the Rights Agreement the consideration for which such Common Share is to be issued pursuant to the Rights Agreement and
         (ii) issues a Common Share as provided in the Rights Agreement, such Common Share shall be fully paid and nonassessable and the issuance of such Common Share shall not be subject to any preemptive or similar rights.

Right Certificates

         RESOLVED: that the certificates evidencing the Rights (the "Right Certificates") shall be substantially in the form attached as Exhibit A to the Rights Agreement, with such additions, deletions or modifications to or from such form as the Proper Officer or Proper Officers of the Corporation executing the Rights Agreement or any Right Certificate shall deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof, and shall be issued and delivered as provided in the Rights Agreement.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation and under its corporate seal attested by the Secretary or any Assistant Secretary, to execute and deliver Right Certificates as provided in the Rights Agreement in fully registered form.
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         RESOLVED:  that the signatures of the Proper Officers of the
         Corporation so authorized to execute the Right Certificates may be the facsimile signatures of the present or any future such authorized Proper Officers and may be imprinted or otherwise reproduced thereon, the Corporation for such purpose hereby adopting each such facsimile signature as binding upon it, notwithstanding the fact that at the time the Right Certificate shall be countersigned, delivered or disposed of the Proper Officer so executing shall have ceased to be a Proper Officer, the Secretary or an Assistant Secretary, as the case may be.

         RESOLVED: that a facsimile of the corporate seal of the Corporation shall be imprinted on the Right Certificates, which facsimile is hereby acknowledged to be the corporate seal of the Corporation for the purpose of sealing the Right Certificates.

         RESOLVED: that after the Distribution Date, the Proper Officers of the Corporation be, and each of them hereby is, authorized to deliver to the Rights Agent (appointed as described below) under the Rights Agreement the Right Certificates in such denominations as may be determined by the Proper Officers delivering the Right Certificates (such determination to be conclusively evidenced by the delivery of the Right Certificates), and to request the Rights Agent to countersign the Right Certificates and to deliver the same pursuant to the Rights Agreement.

Rights Agent

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized to appoint as Rights Agent under the Rights Agreement Chemical Mellon Shareholder Services, L.L.C. or any other bank selected by any of them in their or his discretion (the "Rights Agent") and, after the Distribution Date, upon presentation to it of Right Certificates for the purpose of exercise in accordance with the Rights Agreement, such Rights Agent so appointed is hereby authorized to act as Transfer Agent and Registrar for the Rights and the Common Shares issued upon the exercise thereof.

         RESOLVED: that for the purpose of the original issue of the right Certificates, the Rights Agent be, and it hereby is, authorized and directed:

                 (a) to countersign when signed manually or by facsimile by the proper officers of the Corporation and bearing the manual or facsimile seal of the Corporation, original certificates for up to the aggregate number of the Rights to be issued; and
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                 (b)      to record and register the, Right Certificates when
                 so countersigned in the books for registration and transfer thereof, showing the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates, as provided in the Rights Agreement; and

                 (c) upon request of the Corporation, to send Right Certificates when so countersigned, recorded and registered to the respective holders of Common Shares, at the addresses of the holders shown on the records of the Corporation.

         RESOLVED: that if the Rights Agent requires a prescribed form of resolution or resolutions with respect to the matters set forth in the preceding resolutions or with respect to any of the other duties of the Rights Agent provided for in the Rights Agreement, such resolution or resolutions shall be deemed to have been, and hereby are, adopted, and the Secretary or an Assistant Secretary of the Corporation hereby is authorized to certify the adoption of all such resolutions as though such resolutions were now adopted, all such resolutions to be inserted in the minute book for the Corporation and to be appropriately marked by one of such officers.

Securities Act Registration

         RESOLVED: that if any of the Proper Officers of the Corporation deem it necessary, appropriate or desirable, such Proper Officers, and any of them, hereby are authorized for and on behalf of the Corporation
         (a) to prepare, execute and file with the Securities and Exchange Commission (the "Commission") a registration statement or registration statements under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof; (b) to execute and file with the Commission such amendments and supplements to any such registration statement as the Proper Officer or Proper Officers so acting deem necessary, appropriate or desirable to conform to the requirements of the Securities Act; and
         (c) to take all such further actions and to execute all such additional documents as the Proper Officer or Proper Officers so acting may deem necessary, appropriate or desirable to cause any such registration statement to become and remain effective.

         RESOLVED: that the Secretary of the Corporation be, and he hereby is, authorized to act on behalf of the Corporation as its agent for service, with all powers and
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         functions specified in the General Rules and Regulations of the
         Commission under the Securities Act.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they or any of them may deem necessary, appropriate or desirable in connection with the issuance of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, in order to comply with the Securities Act.

Blue Sky Action

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they or any of them may deem necessary, appropriate or desirable, including the execution, acknowledgment, verification, delivery, filing and publishing of consents to, and appointments of statutory agents for, service of process, applications, reports, resolutions, prospectuses and other documents in order to comply with the applicable securities laws of all states of the United States or other jurisdictions in order to permit the issuance of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, in such jurisdictions, and to maintain such registrations or qualifications.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they or any of them may deem necessary, appropriate or desirable in order to register the Corporation as a dealer or broker in any state or states wherein such registration is necessary, appropriate or desirable in connection with the issuance of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions and other papers and instruments as may be required under such securities laws, and to take all further actions and to execute all further documents as they or any of them may deem necessary, appropriate or desirable in order to maintain any such registration.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized to execute and file, in the name and on behalf of the
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         Corporation, in such states of the United States or such other jurisdictions wherein consents to service of process may be required under the securities laws thereof in connection with such registration or qualification of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, or in connection with the registration of the Corporation as a dealer or broker, an irrevocable written consent on the part of the Corporation to be sued in such states in suits arising out of the violation of any provisions of such securities and to appoint an appropriate state official as agent of the Corporation for the purpose of receiving and accepting process of such suits.

         RESOLVED: that if a prescribed form of resolution or resolutions is required in any such jurisdiction in which any such application or statement is filed, such resolution or resolutions shall be deemed to have been, and hereby are, adopted, and the Secretary and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to certify the adoption of all such resolutions as though such resolutions were now adopted, all such resolutions to be inserted into the minute book for the Corporation and to be appropriately marked by one of such officers.

Filing with Stock Exchanges and Exchange Act Registration

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file such application or applications (including exhibits) and amendments and supplements thereto and to take such other action as the Proper Officer or Proper Officers so acting may deem necessary, appropriate or desirable with respect to the Rights, common Shares or other relevant securities issuable upon the exercise of Rights, or any or all thereof, on the American Stock Exchange ("AMEX") and on any other stock exchanges (and/or to effect the inclusion thereof on any securities quotation system) deemed necessary, appropriate or desirable by such Proper Officer or Proper Officers, and to appear before the AMEX and any such other stock exchanges, to execute such papers and agreements and deliver or cause to be delivered such other documents (including certified copies of all resolutions adopted hereby) as may be necessary to conform with the requirements of the AMEX and any such other stock exchanges.

         RESOLVED: that the form of Indemnity Agreement, if any, required by the AMEX, indemnifying the AMEX and others against loss resulting from reliance on the facsimile signatures of the Proper Officers of the Corporation on the Right Certificates or the certificates representing the Common Shares or other securities
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         issuable upon the exercise of Rights be, and it hereby is, approved, and that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver such Indemnity Agreement.

         RESOLVED: that, if the AMEX or any stock exchange upon which the Rights, Common Shares or other securities issuable upon the exercise of Rights, as the case may be, are to be listed requires a prescribed form of resolution or resolutions to effect such listing, such resolution or resolutions shall be deemed to have been, and hereby are, adopted, and the Secretary and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to certify the adoption of all such resolutions as though such resolutions were now adopted, all such resolutions to be inserted into the minute book for the Corporation and to be appropriately marked by one of such officers.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized to file with the Commission all appropriate applications or registration statements (and any amendments or supplements thereto) to effect the registration of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to appear before the Commission and to take all such further actions and to execute all such additional documents as they or any of them may deem necessary, appropriate or desirable in connection therewith.

Power of Attorney

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute a power or powers of attorney appointing Richard K. Kneipper and Cynthia J. Dollar and any of them, with full power of substitution and resubstitution, as attorneys or attorney of the Corporation, to sign and file a registration statement or registration statements relating to the registration of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, under the Securities Act and to sign and file a registration statement relating to the registration of the Rights, Common Shares or other securities issuable upon the exercise of rights, or any or all thereof, under the Exchange Act, and any and all amendments and exhibits to each such registration statement, and any and all applications or other documents to be filed with the Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and
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         necessary to be done in the premises, and which powers of attorney shall ratify, confirm and approve the acts of said attorneys and any of them and any such substitutes related thereto.

General

         RESOLVED: that any actions taken by the Proper Officers of the Corporation prior to the adoption of the foregoing resolutions that are within the authority conferred thereby be, and each of them hereby is, ratified, confirmed and approved as the act and deed of the Corporation.

         RESOLVED: that the Proper Officers of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they or any of them may deem necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions.

Upon a motion by Mr. Karp that was seconded by Mr. Brooke, the Board of Directors unanimously approved all of the foregoing resolutions.

There being no further business, a motion was made by Mr. Woodman, Jr., which was seconded by Mr. Wright, Jr., that the meeting be adjourned. This motion was unanimously approved.




OCTOBER 18, 1995
                                        ----------------------------------------
                                        Darla R. Perez
                                        Assistant Secretary


                                        ----------------------------------------
                                        John T. Wright, III
                                        Chairman of the Board